Introductory Note

     The following Form 8-A, relating to 1,376,505 STRATS BellSouth Telecommunications Certificates, Series 2003-1, with a principal amount of $34,412,625, was originally filed on October 1, 2003, by Synthetic Fixed-Income Securities, Inc., for STRATS(SM) Trust for BellSouth Telecommuncations Securities, Series 2003-1 (the "Trust"), pursuant to Section 12(b) of the Securities Exchange Act of 1934. We are refiling this Form 8-A for administrative purposes, and all other filings previously made by Synthetic Fixed-Income Securities, Inc. for the Trust will now be made under STRATS(SM) Trust for BellSouth Telecommunications Securities, Series 2003-1.

     =====================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                    SYNTHETIC FIXED-INCOME SECURITIES, INC.
                   ------------------------------------------

             (Exact name of registrant as specified in its charter)

               Delaware                               52-2316339
(State of incorporation or organization)     (IRS Employer Identification No.)

                              One Wachovia Center
                               301 S. College St.
                        Charlotte, North Carolina 28288

                    (Address of principal executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-70808

Securities to be registered pursuant to Section 12(b) of the Act:



Title Of Each Class To            Name Of Each Exchange On Which Each Class Is
Be So Registered                  To Be Registered
---------------------             --------------------------------------------
1,376,505 STRATS BellSouth        New York Stock Exchange, Inc.
Telecommunications Certificates,
Series 2003-1, with a principal
amount of $34,412,625 (the
"Certificates")

       Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated September 24, 2003 "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated September 24, 2003, which description is incorporated herein by reference.


ITEM 2.   EXHIBITS.

          1. Certificate of Incorporation of Synthetic Fixed Income Securities, Inc. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

          2. By-laws, as amended, of Synthetic Fixed-Income Securities, Inc. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

          3. The Prospectus Supplement dated September 24, 2003 which was filed with the Securities and Exchange Commission on or about September 26, 2003, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          4. The Prospectus dated September 24, 2003 which was filed with the Securities and Exchange Commission on or about September 26, 2003, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          5. Base Trust Agreement, dated as of September 26, 2003, is set forth as Exhibit 5 on Form 8-A12B filed with the Securities and Exchange

               Commission, for Synthetic Fixed Income Securities, Inc., on October 1, 2003, and is incorporated herein by reference.

          6. STRATS(SM) Supplement 2003-1, dated as of September 26, 2003, is set forth as Exhibit 6 on Form 8-A12B filed with the Securities and Exchange Commission, for Synthetic Fixed Income Securities, Inc., on October 1, 2003, and is incorporated herein by reference.

                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              SYNTHETIC FIXED-INCOME SECURITIES, INC.
                              (Registrant)

                              By:        /s/  Jimmy Whang
                                   --------------------------------------
                                     Name:    Jimmy Whang
                                     Title:   Director

Date:  March 3, 2004